Exhibit 11.1

CONSENT OF INDEPENDENT PUBLIC AUDITORS

We consent to the incorporation by reference in the Registration Statements of Vivendi Universal S.A. (“Vivendi Universal”) listed below of our report dated April 8, 2004 (except with respect to matters discussed in Note 32, as to which the date is June 30, 2004), with respect to the consolidated financial statements of Vivendi Universal and subsidiaries as of and for the years ended respectively December 31, 2003 and 2002, which is included in Vivendi Universal’s Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission:

Registration
SEC Form	Filing Date	Number
S-8	08/11/2003	333-107837
S-8	06/06/2002	333-72270
S-8	06/04/2002	333-89744
S-8	06/04/2002	333-89754
S-8	05/06/2002	333-87622
S-8	01/31/2002	333-81830
S-8	10/26/2001	333-72270
S-8	08/29/2001	333-64754
S-8	01/04/2001	333-48966
S-8	12/29/2000	333-51654
S-8	12/11/2000	333-51654
S-8	12/11/2000	333-48966
S-8	10/05/2000	333-47440
F-3/A	06/03/2002	333-81578
F-3	01/29/2002	333-81578

Paris and Courbevoie, France
June 30, 2004

/s/ RSM Saulstro Reydel	/s/ Barbier Frinault & Cie

RSM Saulstro Reydel	Barbier Frinault & Cie
A member firm of Ernst & Young International